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                                                                     EXHIBIT 3.1

STATE OF NEW YORK   )
DEPARTMENT OF STATE ) ss:
                    )


I hereby certify that the annexed copy has been compared with the original document in the custody of the Secretary of State and that the same is a true copy of said original.

          Witness my hand and seal of the Department of State on Nov. 12, 1997



[STATE OF NEW YORK DEPARTMENT OF STATE SEAL]


                                        /s/ [ILLEGIBLE]
                                            ---------------------------------
                                            Special Deputy Secretary of State



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               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                       OF STUDIO CITY HOLDING CORPORATION
               UNDER SECTION 807 OF THE BUSINESS CORPORATION LAW

     The undersigned, being the President and the Secretary of Studio City Holding Corporation (the "Company"), in order to amend and restate the Certificate of Incorporation of the Company in its entirety, hereby certify as follows:

     1. The name of the Company is Studio City Holding Corporation. The name under which the Company was formed was CVT Corp. of America.

     2. The Company's original Certificate of Incorporation was filed at the Department of State of New York on March 7, 1984.

     3. The Amended and Restated Certificate of Incorporation was approved by the Board of Directors by unanimous written consent and by the shareholders holding in excess of sixty percent of the shares entitled to vote at a Special Meeting of Shareholders on October 28, 1997.

     4. The text of the Certificate of the Company is hereby amended and restated in its entirety to (i) remove the conversion rights of the shares of Common Stock in order to comply with the New York Business Corporation Law,
(ii) remove the conversion rights of the shares of Class A Preferred Stock and grant such conversion rights to shares of Class B Preferred Stock and (iii) increase the number of authorized shares of the Company from 75,000,000 to 85,000,000 to allow for the issuance of 10,000,000 shares of preferred stock to be issued in series, with the Board of Directors of the Company to be granted the authority to fix by resolution, without further shareholder approval or authorization, the number of shares to be included in such series, the dividends payable on the shares of such series, the redemption price of the shares of such series, if any, and the terms and conditions of such redemption, the terms and condition under which the shares of such series are convertible, if they are convertible, and other rights, preferences and limitations pertaining to such series; and the Amended and Restated Certificate of Incorporation shall read as follows:

                          CERTIFICATE OF INCORPORATION
                       OF STUDIO CITY HOLDING CORPORATION
               UNDER SECTION 402 OF THE BUSINESS CORPORATION LAW

          ONE: The name of the corporation is Studio City Holding Corporation (the "Corporation")

          TWO: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized and to exercise powers granted under the Business Corporation Law of the State of New York,


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provided that the Corporation shall not engage in any act or activity requiring the consent or approval of any state official, department, board, agency, or other body without such consent or approval first being obtained.

     THREE: The aggregate number of shares that the Corporation shall have authority to issue is 85,000,000 shares, consisting of (i) 40,000,000 shares of Common Stock, $.002 per share par value ("Common Stock"), (ii) 10,000,000 shares of Class A Preferred Stock, $.0001 per share par value ("Class A Preferred Stock"), (iii) 25,000,000 shares of Class B Preferred Stock, $.0001 per share par value ("Class B Preferred Stock") and (iv) 10,000,000 shares of Preferred Stock, $.0001 per share par value, to be issued in series, with the Board of Directors of the Corporation hereby granted the authority to fix the number of shares to be included in such series, the dividends payable on the shares of such series, the redemption price of the shares of such series, if any, and the terms and conditions of such redemption, the terms and condition under which the shares of such series are convertible, if they are convertible, and other rights, preferences and limitations pertaining to such series.

     The relative rights, preferences and limitations of the shares of Common Stock, Class A Preferred Stock and Class B Preferred Stock are as follows:

     1. Voting. Every holder of Common Stock shall be entitled to one vote for each share of Common Stock on all matters voted upon by the shareholders of the Corporation. Every holder of Class A Preferred Stock shall be entitled to ten votes for each share of Class A Preferred Stock on all matters voted upon by the shareholders of the Corporation and shall vote as a class with the holders of Common Stock of the Corporation on all matters. The holders of Class B Preferred Stock shall have no voting rights except as required by law.

     2. Dividends. The holders of Class B Preferred Stock shall be entitled to receive, out of funds legally available therefor, cumulative preferential dividends at the rate of 12% per annum per share of Class B Preferred Stock, based on earnings. Dividends are payable on the Common Stock and Class A Preferred Stock when and if declared by the Board of Directors of the Corporation after payment on dividends on the Class B Preferred Stock.

     3. Liquidation. In the event of the voluntary or involuntary liquidation, dissolution or other termination of the Corporation, the holders of the Class A Preferred Stock shall be entitled to be paid $.06 per share of the Class A Preferred Stock and an amount equal to any unpaid accrued dividends before any amount shall be paid to the holders of the Class B Preferred Stock or the Common Stock; and after such payment, the holders of


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the Class B Preferred Stock shall be entitled to be paid $.06 per share of the
Class B Preferred Stock and an amount equal to any unpaid accrued dividends before any amount shall be paid to the holders of the Common Stock. After payment shall have been made to the holders of Class A Preferred Stock and Class B Preferred Stock of the full amount to which they shall be entitled under this section, the holders of Class A Preferred Stock, Class B Preferred Stock and Common Stock shall be entitled, to share ratably in all remaining assets of the Corporation available for distribution, according to the number of shares of capital stock held in the Corporation, with the holders of Class B Preferred Stock and the holders of Common Stock to share ratably according to the number of shares of Class B Preferred Stock and/or Common Stock held by them, and the holders of Class A Preferred Stock to share ratably according to the number of shares of Common Stock into which such shares of Class A Preferred Stock may be converted.

     4. Conversion. Shares of Class B Preferred Stock may be converted into shares of Common Stock on the basis of one share of Class B Preferred Stock for ten shares of Common Stock, provided, however, that no such shares of Class B Preferred Stock shall be converted into Common Stock for a period of two years after the issuance of the shares of Class B Preferred Stock; thereafter each holder of Class B Preferred Stock may convert 20% per annum of the total shares of Class B Preferred Stock owned by such holder. Such elections to exchange shares of the Corporations stock shall be declared by notice in writing to the Corporation, signed by such holder and accompanied by the certificate or certificates of the stock to be converted. Shares of Class A Preferred Stock are not convertible.

     FOUR: The town and county within the State of New York in which the office of the Corporation is to be located is in the City of Mount Vernon, County of Westchester.

     FIVE: The number of directors of the Corporation shall be provided in its By-Laws, but not less than 3 nor more than 7.

     SIX: The Board of Directors may designate from their number an executive committee and one or more other committees, each of which shall consist of three or more directors. All such committees, in the intervals between meetings of the Board of Directors and to the extent provided in the By-Laws or the resolution of the Board of Directors establishing such a committee, shall have all the authority and may exercise all the powers of the Board of Directors in the management of the business and affairs of the Corporation to the extent lawful under the Business Corporation Law of the State of New York.

     SEVEN: The Secretary of State of the State of New York is designated as the agent of the Corporation upon whom process in any action or



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proceeding against it may be served, and the address within the State to which the Secretary of State shall mail a copy of process in any action or proceeding against the Corporation that may be served upon the Secretary of State is Dante Alberi, Esq., 153 Stevens Avenue, Mount Vernon, New York 10550.

     EIGHT: The holders of shares of the Corporation shall have no preemptive or preferential right to subscribe for or purchase any shares of the Corporation or any rights or options to purchase shares of the Corporation or any shares or other securities convertible into or carrying rights or options to purchase shares of the Corporation.

     NINE: Pursuant to Section 402(b) of the Business Corporation law of the State of New York, the liability of the Corporation's directors to the Corporation or its shareholders for damages for breach of duty as a director shall be eliminated to the fullest extent permitted by the Business Corporation Law of the State of New York, as it exists on the date hereof or as it may hereafter be amended. No amendment to or repeal of this Article shall apply to or have any affect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.



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     IN WITNESS WHEREOF, this certificate has been subscribed to this 28th day of October, 1997, by the undersigned, who affirm that the statements made herein are true under the penalties of perjury.


                                        /s/ Larry D. Faw
                                        ------------------------------------
                                        Larry D. Faw, President and Chairman


                                        /s/ Genevieve Faw
                                        ------------------------------------
                                        Genevieve Faw, Secretary


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                              AMENDED AND RESTATED

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                        STUDIO CITY HOLDING CORPORATION


STATE OF NEW YORK
DEPARTMENT OF STATE

FILED NOV 07 1997
TAX$   10
BY:    SAC
Westchester

Filed By: Venable, Baetjer, Howard &
          Civiletti, LLP
          1201 New York Avenue, N.W., Suite 1000
          Washington, D.C. 20005


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